UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2012, the Board of Directors (the “Board”) of Opexa Therapeutics, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved the grant of certain incentive stock options to acquire shares of the Company’s common stock to executive officers of the Company.  These stock options were granted (i) in partial recognition of services rendered over the prior year and (ii) to incentivize management performance to achieve certain key milestones for the coming year.  The exercise price for all options was the closing market price of the Company’s common stock on The NASDAQ Stock Market on the date of grant.

A portion of the options vest quarterly over a three-year period commencing on the date of grant, and a portion of the options are performance-based and will begin vesting, if at all, in two tranches commencing upon achievement of certain key milestone events.  The Board believes these key milestones align with the interests of the Company’s stockholders and are central to the Company’s current business plan, and are therefore appropriate objectives to drive management equity-based compensation and related performance.  If the identified key milestones are achieved prior to their respective expiration dates, the applicable portion of the performance options will thereupon commence vesting quarterly over a three-year period.  Generally, (i) the first tranche of one-third of the performance option shares will commence three-year quarterly vesting upon achievement of the first key milestone, which is the Company initiating a clinical trial for Tovaxin in Secondary Progressive Multiple Sclerosis, and (ii) the second tranche of two-thirds of the performance option shares will commence three-year quarterly vesting upon achievement of the second key milestone, which is the Company entering into a collaboration, partnership or other strategic arrangement involving rights in the United States for Tovaxin.  In addition, three-year quarterly vesting for an increment of 34,899 shares of Mr. Warma’s second performance tranche may commence earlier if the Company enters into a collaboration, partnership or other strategic arrangement involving any rights proprietary to the Company in any country in Asia or Europe.

The table below shows the number and type of options that were granted to the executive officers:

Executive Officer	Shares Subject to Time-Based Options	Shares Subject to Performance-Based Options

Neil Warma	174,493	558,377
Jaye Thompson	38,388	125,634
Donna Rill	38,388	125,634

The time-based options each have a term of ten years.  The performance-based options also have a term of ten years, but will potentially expire in two tranches, with (i) the first tranche expiring on December 31, 2012 if the first key milestone is not achieved and (ii) the second tranche expiring on June 30, 2013 if the second key milestone is not achieved.  All options are subject to continued employment and certain other terms and conditions of the Company’s 2010 Stock Incentive Plan and the applicable award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	January 10, 2012	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer